Exhibit 10.2

PHASE FORWARD INCORPORATED

NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PROGRAM

I.              INTRODUCTION

The Phase Forward Incorporated Non-Employee Directors’ Deferred Compensation Program (the “Program”), effective April 15, 2009, is established pursuant to the Phase Forward Incorporated 2004 Stock Option and Incentive Plan (the “Plan”) and permits a Director of Phase Forward Incorporated (the “Company”) who is not an employee of the Company (a “Non-Employee Director”) to defer the receipt of shares of the Company’s common stock, par value $0.01 per share (“Stock”), payable in connection with the settlement of Restricted Stock Units (“RSUs”) granted to him under the Plan.

II.            ADMINISTRATION

The Program shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  The Committee shall have complete discretion and authority with respect to the Program and its application, except as expressly limited by the Program.

III.           ELIGIBILITY

All Non-Employee Directors are eligible to participate in the Program.

IV.           DEFERRAL OF SETTLEMENT OF RESTRICTED STOCK UNITS

A.            Election to Defer.  A Non-Employee Director may elect in advance to defer the receipt of shares of Stock that are payable upon settlement of his RSU grant until “separation from service” (as such term is defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and as determined in accordance with the presumptions set forth in

Treasury Regulation Section 1.409A-1(h)).  To make an election to defer such settlement of RSUs, the Non-Employee Director must execute and deliver to the Committee an election form indicating his intent to defer the receipt of shares of Stock.  Except with respect to (x) a newly elected or appointed Non-Employee Director or (y) in connection with the establishment of this Program, any election under this paragraph shall apply only to RSUs that are granted with respect to services to be performed beginning on or after the start of the next calendar year after such receipt and acceptance.  A Non-Employee Director who is serving as a director on the Effective Date may, within 30 days of the Effective Date, file a deferral election which shall apply to RSUs granted with respect to services performed subsequent to the election.  A newly elected or appointed Non-Employee Director, may, prior to becoming a Non-Employee Director, file a deferral election which shall apply only to RSUs granted with respect to services to be performed subsequent to the election.  An election shall remain in effect from year to year, until a new election becomes effective with respect to RSUs payable in the next calendar year.  A Non-Employee Director may revoke his deferral election with respect to RSUs that are granted to the Non-Employee Director in the calendar year beginning after receipt and acceptance by the Company of his written revocation.

B.            Deferred Account.  As of the date of settlement of a Non-Employee Director’s RSUs, in lieu of his receipt of shares of Stock, a Non-Employee Director’s deferred account (“Account”) shall be credited with a number of whole and fractional stock units equal to the number shares of Stock payable to the Non-Employee Director upon settlement of his grant of RSUs.

C.            Dividend Equivalent Amounts.  Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional stock units determined by multiplying the dividend value per share by the stock unit balance of the Account on the record date and dividing the result by the fair market value of a share of Stock on the dividend payment date.

D.            Designation of Beneficiary.  A Non-Employee Director may designate one or more beneficiaries to receive payments from his Account in the event of his death.  A designation of beneficiary shall apply to a specified percentage of a Non-Employee Director’s entire interest in his Account.  Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company.  If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non-Employee Director shall be deemed to be the beneficiary.  All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.

E.             Payment.  A Non-Employee Director’s Account shall be paid in shares of Stock to the Non-Employee Director, or his designated beneficiary (or beneficiaries) or estate, in a lump sum; provided, however, that fractional shares shall be paid in cash.  Such payment shall be made as soon as practicable after the Non-Employee Director’s “separation from service” (as such term is defined in Section 409A of the Code and as determined in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h)).  Notwithstanding the foregoing, in the event of an Acquisition (as defined in Section 7(e)(ii) of the Plan) which also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined in Section 409A of the Code and the regulations and guidance promulgated thereunder), all Accounts under the Program shall become immediately payable in a lump-sum.

V.            ADJUSTMENTS

In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in the number of stock units credited to Non-Employee Directors’ Accounts.

VI.           AMENDMENT OR TERMINATION OF PROGRAM

The Company reserves the right to amend or terminate the Program at any time, by action of its Board of Directors, provided that no such action shall adversely affect a Non-Employee Director’s right to receive compensation earned before the date of such action or his rights under the Program with respect to amounts credited to his Account before the date of such action.  In no event shall the distribution of Accounts to Non-Employee Directors be accelerated by virtue of any amendment or termination of the Program, except to the extent permitted by Section 409A of the Code.

VII.         MISCELLANEOUS PROVISIONS

A.            Notices.  Any notice required or permitted to be given by the Company or the Committee pursuant to the Program shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Non-Employee Director at the last address shown for the Non-Employee Director on the records of the Company.

B.            Nontransferability of Rights.  During a Non-Employee Director’s lifetime, any payment under the Program shall be made only to him.  No sum or other interest under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under the Program to do so shall be void.  No interest under the Program shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto.

C.            Company’s Obligations to Be Unfunded and Unsecured.  The Accounts maintained under the Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder.  No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Program, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Program.

D.            Section 409A.  This Program is intended to be a deferred compensation plan that complies with the requirements of  Section 409A of the Code and should be construed as such.

E.             Governing Law.  The terms of the Program shall be governed, construed, administered and regulated in accordance with the laws of the State of Delaware.  In the event any provision of this Program shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

F.             Effective Date of Program.  The Program shall become effective as of April 15, 2009.